Exhibit 4(d)

[*****] Indicates omitted information. This redacted information has been excluded because it is both (i) not material and (ii) of the type that the registrant treats as private and confidential.

THIS AMENDMENT NO. 4 TO RECEIVABLES TRANSFER AGREEMENT (this “Amendment”) is dated January 27, 2023 and made among ARROW EMEA FUNDING CORP B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, as the SPV (the “SPV”), BNP PARIBAS (“BNPP”), a société anonyme incorporated under the laws of France, as the Administrative Agent (in such capacity, the “Administrative Agent”), and as Purchaser Agent for the BNP Purchaser Group (in such capacity, the “BNPP Purchaser Agent”), ING BELGIUM S.A./N.V., a public limited liability company (société anonyme/naamloze vennootschap) organised under the laws of Belgium, as Purchaser Agent for the ING Purchaser Group (the “ING Purchaser Agent”), U.S. BANK TRUSTEES LIMITED, a limited liability company incorporated under the laws of England and Wales, as the Security Trustee (the “Security Trustee”), and ELAVON FINANCIAL SERVICES DAC, a designated activity company registered in Ireland, as the Paying Agent (the “Paying Agent”), and, solely for the purpose of Clause 4.2, ARROW ELECTRONICS, INC., a corporation organised under the laws of the State of New York, as the Parent (the “Parent”). Each Person above shall be a “Party” and together shall be the “Parties”.
WITNESSETH
WHEREAS, the SPV, the Administrative Agent, the BNPP Purchaser Agent, Matchpoint Finance PLC, the ING Purchaser Agent, Mont Blanc Capital Corp, Arrow UK, Arrow Germany, the Parent, Arrow Electronics FC B.V., the Security Trustee and the Paying Agent have entered into that certain Master Framework Agreement, dated as of January 27, 2020 (as amended, the “Master Framework Agreement”);
WHEREAS, the SPV, the Administrative Agent, the BNPP Purchaser Agent, Matchpoint Finance PLC, the ING Purchaser Agent, Mont Blanc Capital Corp, Arrow Electronics (UK) Limited, Arrow Central Europe GMBH, the Security Trustee and the Paying Agent have entered into that certain Receivables Transfer Agreement, dated as of January 27, 2020 (as amended up to the date of this Amendment, the “Receivables Transfer Agreement”);
WHEREAS, the Parties desire to amend the Receivables Transfer Agreement as provided herein; and
NOW THEREFORE, the Parties agree as follows.
THIS DEED WITNESSES that:
1.DEFINITIONS AND INTERPRETATION
1.1Terms defined in the Receivables Transfer Agreement
Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Receivables Transfer Agreement or, if not defined therein, in the Master Framework Agreement.
1.2Interpretation
The principles of interpretation set out in Clause 2.2 (Interpretation) of the Master Framework Agreement apply to this Amendment, mutatis mutandis, as if fully set forth herein.
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2.AMENDMENTS TO THE RECEIVABLES TRANSFER AGREEMENT
The Parties hereby agree that with effect from the Effective Date, the Receivables Transfer Agreement is amended as follows:
1.1Clause 6.1(f)(i) of the Receivables Transfer Agreement shall be amended in its entirety to read as follows:
“(i)    the average of the Default Ratios for any three (3) consecutive Month End Dates shall (A) during the period of time from and including January 28, 2023, to but excluding July 29, 2023, exceed 1.30%, and (B) at any other time, exceed 1.10%,”
1.2Clause 6.1(f)(ii) of the Receivables Transfer Agreement shall be amended in its entirety to read as follows:
“(ii)    the average of the Delinquency Ratios for any three (3) consecutive Month End Dates shall (A) during the period of time from and including January 28, 2023, to but excluding July 29, 2023, exceed 2.75%, and (B) at any other time, exceed 1.60%,”

3.EFFECTIVENESS
1.1Effective Date
Subject to Clause 3.3 below, this Amendment shall become effective on the date hereof (the “Effective Date”), provided that the Administrative Agent shall have received a counterpart (or counterparts) of this Amendment executed and delivered by each of the Parties. All covenants, agreements, representations and warranties made herein and in the Receivables Transfer Agreement shall survive the execution and delivery of this Amendment and shall continue in full force and effect.
1.2Status
This Amendment is designated as a Transaction Document.
1.3Continuing effect; Further Assurances
(a)On the Effective Date, and immediately following receipt of the items specified in Clause 3.1 above, the amendments and modifications to the Receivables Transfer Agreement shall be, and shall be deemed to be, effective, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the respective parties thereto and hereto shall hereafter be determined, exercised and enforced subject in all respects to the modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be a part of the respective terms and conditions of the Receivables Transfer Agreement for any and all purposes.
(b)Except as modified and expressly amended by this Amendment, the Receivables Transfer Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.
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(c)Nothing in this Amendment shall constitute an amendment, waiver, consent or release of any right or remedy of the Administrative Agent, any Purchaser or any other Secured Party under the Transaction Documents nor otherwise prejudice the right or remedy of the Administrative Agent, any Purchaser or any other Secured Party under any Transaction Document and each of the Administrative Agent, any Purchaser or any other Secured Party reserves any other right or remedy it may have now or subsequently under the Transaction Documents.
4.CERTAIN REPRESENTATIONS/REAFFIRMATIONS
1.1The SPV hereby represents and warrants to each of the other Parties that:
(a)the representations and warranties made by it in the Receivables Transfer Agreement as amended by this Amendment, and each of the other Transaction Documents to which it is a party are true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which are true and correct in all respects) on and as of the Effective Date unless such representations and warranties by their terms refer to an earlier date, in which case they were true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which are true and correct in all respects) on and as of such earlier date;
(b)the execution and delivery by it of this Amendment and the performance of its obligations under this Amendment, the Receivables Transfer Agreement (as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Receivables Transfer Agreement (as amended hereby) and the other Transaction Documents to which it is a party are its valid and legally binding obligations, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(c)immediately before and after giving effect to this Amendment, no Early Amortisation Event, Potential Event of Default, Event of Default, Potential Servicer Default or Servicer Default has occurred and is continuing.
1.2By its signature below, the Parent hereby affirms, agrees and acknowledges, as of the Effective Date, that (a) all of the terms and conditions set forth in the Parent Undertaking Agreement and all of the covenants made by the Parent therein are hereby confirmed and ratified, and (b) all of its obligations under the Parent Undertaking Agreement shall continue and remain in full force and effect, notwithstanding the amendments set forth in Clause 2 (Amendments to the Receivables Transfer Agreement) of this Amendment.
5.CONFIRMATIONS
The SPV confirms to the other Parties that:
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(a)its obligations under, and the Security granted by it in and pursuant to, the Security Documents are not discharged or otherwise affected by the amendments contained in or the other provisions of this Amendment and shall accordingly remain in full force and effect; and
(b)the Secured Liabilities (as defined in each Security Document) shall after the Effective Date extend to the obligations of the SPV under the Receivables Transfer Agreement (as amended hereby) and under any other Transaction Documents.
6.MISCELLANEOUS
1.1Costs and Expenses
The SPV shall promptly on demand pay (or cause to be paid) the Administrative Agent, each Purchaser and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by any of them in connection with the negotiation, preparation, printing and execution of this Amendment and any other documents referred to in this Amendment. The SPV shall pay (or cause to be paid) all costs and expenses (including legal fees) referred to in the immediately preceding sentence and invoiced on or prior to the date hereof within thirty (30) days of the Effective Date.
1.2Counterparts
This Amendment may be executed in any number of counterparts, and this has the same effect as if the signatures (and if applicable, seals) on the counterparts were on a single copy of this Amendment. Delivery by electronic mail of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart of this Amendment.
1.3Third Party Rights
Except in respect of the Secured Parties not party to this Amendment, which Persons (including, for the avoidance of doubt, their respective successors and permitted assigns) are intended to have the benefit of (but shall not enforce other than via the Administrative Agent) this Amendment pursuant to the Contracts (Rights of Third Parties) Act 1999, a Person who is not a Party has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Amendment.
1.4Notices
The provisions of Clause 4.1 (Notices) of the Master Framework Agreement shall apply to this Amendment as if set out in full again here, with such changes as are appropriate to fit this context.
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1.5GOVERNING LAW
This Amendment and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England.
1.6Jurisdiction of the English Courts
(a)The Parties agree that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Amendment (including Clause 6.5 (Governing Law) and this Clause 6.6), or the transactions contemplated hereby, and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.
(b)Each Party for itself irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 6.6(a) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Amendment, or the transactions contemplated hereby and agrees not to claim that any such court is not a convenient or appropriate forum.
1.7Limited Recourse and No Proceedings
(a)Limited Recourse to the SPV. Notwithstanding anything to the contrary contained in this Amendment, the obligations of the SPV under this Amendment are solely the corporate obligations of the SPV and shall be payable solely to the extent of funds available to the SPV to satisfy such obligation in accordance with the Priority of Payments and to the extent that such funds are insufficient, any undischarged claims shall be extinguished.
(b)No Proceedings against the SPV. No party to this Amendment may, prior to the date which is two (2) years and one (1) day after the Final Payout Date, institute against, or join any other Person in instituting against, the SPV any proceeding of a type referred to in the definition of Event of Insolvency.
1.8Binding Effect
This Amendment shall be binding on the parties hereto and their respective successors and assigns; provided that the SPV may not assign any of its rights or delegate any of its duties under this Amendment without the prior written consent of the Majority Purchasers.
1.9Partial Invalidity
If, at any time, any provision of this Amendment is or becomes illegal, invalid or unenforceable in any respect under any Law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or
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enforceability of that provision under the Law of any other jurisdiction will in any way be affected or impaired.
1.10Instruction to Security Trustee and Paying Agent
The Administrative Agent (at the direction of the Specified Purchasers, which each Specified Purchaser provides by entering into this Amendment) hereby instructs the Security Trustee and the Paying Agent (and instructs the SPV to instruct the Paying Agent, which the SPV does by entering into this Amendment) to execute and deliver this Amendment.

[Signature Pages Follow]

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